Exhibit 10.20.1

Execution Version

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of February 24, 2014 (the “First Amendment Date”), is by and among ADMA Biologics, Inc., a Delaware corporation (“Biologics”), ADMA Plasma Biologics, Inc., a Delaware corporation (“Plasma”),  ADMA Bio Centers Georgia Inc., a Delaware corporation (“Georgia”; Biologics, Plasma and Georgia are hereinafter referred to individually and collectively, jointly and severally, as “Borrower”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (“Lender”).

WHEREAS, Borrower and Lender are parties to a certain Loan and Security Agreement, dated as of December 21, 2012 (the “Loan Agreement”); and

WHEREAS, in accordance with Section 11.3 of the Loan Agreement, Borrower and Lender desire to amend the Loan Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Defined Terms. Terms not otherwise defined herein which are defined in the Loan Agreement shall have the same respective meanings herein as therein.

2.           Amendments to Loan Agreement.  Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, as of the First Amendment Date, the Loan Agreement is hereby amended as follows:

(a)           Exhibit B (Form of Amended and Restated Secured Term Loan Promissory Note) to the Loan Agreement is hereby amended and restated in its entirety in the form attached hereto on Exhibit A.

(b)           Schedule 5.14 (Capitalization) to the Loan Agreement is hereby amended and restated in its entirety in the form attached hereto on Exhibit B.

(c)           The first recital to the Loan Agreement is hereby amended by deleting the text “Six Million Dollars ($6,000,000) in up to three (3) tranches” therein and inserting the text “Fifteen Million Dollars ($15,000,000)” in lieu thereof.

(d)           Section 1.1 of the Loan Agreement is hereby amended as follows:

i.           The definition of “Amortization Date” is hereby amended and restated in its entirety as follows:

“Amortization Date” means April 1, 2015; provided that the Amortization Date shall be extended to October  1, 2015 upon the commencement of the Fourth Tranche Draw Period.”

ii.       The definition of “Facility Charge” is hereby amended and restated in its entirety as follows:

“Facility Charge” means $60,000.

iii.           New definitions of the terms “First Amendment Commitment Fee”, “First Amendment Date” “First Amendment Facility Charge”, “Fourth Tranche Draw Condition” and “Fourth Tranche Draw Period” are hereby added reading as follows:

“First Amendment Commitment Fee” means $15,000.

 “First Amendment Date” means February 24, 2014.

“First Amendment Facility Charge” means $135,000.

 “Fourth Tranche Draw Condition” means Borrower successfully achieving on or before  February 1, 2015 the clinical endpoints of a phase III clinical study of RI-002 as a treatment for Primary Immunodeficiency Diseases (PIDD) in an manner that supports a Biologic License Application (BLA) filing.

“Fourth Tranche Draw Period” means the period commencing on the occurrence of the Fourth Tranche Draw Condition and ending on the earlier to occur of (i) an Event of Default and (ii) March 31, 2015.

iv.       The definitions of “Subsequent Equity Event”, “Third Tranche Draw Conditions” and “Third Tranche Draw Period” are hereby deleted in its entirety.

v.       The definition of “Maximum Term Loan Amount” is hereby amended and restated in its entirety as follows:

“Maximum Term Loan Amount” means Fifteen Million Dollars ($15,000,000).

vi.       The definition of “Term Loan Interest Rate” is hereby amended and restated in its entirety as follows:

“Term Loan Interest Rate” means a floating per annum rate equal to the greater of (i) 8.75%, and (ii) 8.75% plus the “Prime Rate” as reported in The Wall Street Journal, minus 5.75%.”

vii.	The definition of “Warrant” is hereby amended and restated in its entirety as follows:

“Warrant” means, collectively, the warrants entered into in connection with the Loans.”

(e)           Section 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a)  Advances.  Subject to the terms and conditions of this Agreement, Lender will make, and Borrower agrees to draw, an initial Term Loan Advance of Four Million Dollars ($4,000,000) on the Closing Date (the “First Tranche Term Loan”).  During the Second Tranche Draw Period, Borrower may request an additional Term Loan Advance in an amount of up to One Million Dollars ($1,000,000) in one Advance (the “Second Tranche Term Loan”).  On the First Amendment Date, Borrower may request an additional Term Loan Advance in an amount of Five  Million Dollars ($5,000,000) in one Advance (the “Third Tranche Term Loan”). In addition, during the Fourth Tranche Draw Period, Borrower may request an additional Term Loan Advance in an amount of up to Five Million Dollars ($5,000,000) (the “Fourth Tranche Term Loan”). The aggregate outstanding Term Loan Advances shall not exceed the Maximum Term Loan Amount. Proceeds of any Advance shall be deposited in an account that is subject to a perfected security interest in favor of Lender.”

 (f)           Section 2.1(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(c)  Interest.  The principal balance of each Term Loan Advance (including all PIK Interest added thereto) shall bear interest thereon from such Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed.  The Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.  In addition,  additional  “pay-in-kind” interest (“PIK Interest”) shall accrue on the outstanding principal balance of the Term Loan Advances, compounded monthly, at a per annum rate equal to 1.95%.  Accrued and unpaid PIK Interest shall be added to the principal balance of the Term Loan Advances on the first day of each month, beginning the month after the applicable Advance Date.”

(g)          Section 2.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“2.4  Prepayment.  At its option, upon at least seven (7) business days prior notice to Lender, Borrower may prepay all, but not less than all, of the outstanding Advances by paying the entire principal balance, all accrued and unpaid interest thereon, all unpaid Lender’s  fees and expenses accrued to the date of the prepayment, together with a prepayment charge equal to the following percentage of the principal amount of the Advances: if the principal amount of the Advances are prepaid in any of the first twelve (12) months following the First Amendment Date, two and one-half percent (2.5%); if prepaid after twelve (12) months but prior to twenty four (24) months following the First Amendment Date, one and one-half percent (1.5%); and if prepaid thereafter, but prior to the Term Loan Maturity Date, one-half of one percent (0.5%) (each, a “Prepayment Charge”).  Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances.  Borrower shall prepay the entire principal balance of the Advances, all accrued and unpaid interest thereon, all unpaid Lender’s fees and expenses accrued to the date of the prepayment and the Prepayment Charge upon the occurrence of a Change in Control. Lender agrees that there shall be no prepayment charge or penalty owed by Borrower to Lender resulting from the restatement of the Restated Notes (as defined in the Term Note).”

(h)          Section 2.5 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“2.5  End of Term Charge-- First Tranche Term Loan and the Second Tranche Term Loan.  On the earliest to occur of (i) the date that Borrower prepays all of the outstanding Secured Obligations, or (ii) the date that the Secured Obligations become due and payable,  or (iii) April 1, 2016,  Borrower shall pay Lender a fee $132,000 in respect of the First Tranche Term Loan and the Second Tranche Term Loan.  Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date.”

3.           Conditions to Effectiveness.  Lender and Borrower agree that this Amendment shall become effective upon the satisfaction of the following conditions precedent, each in form and substance satisfactory to Lender:

(a)           Lender shall have received a fully-executed counterpart of this Amendment  signed by Borrower;

(b)           Lender shall have received a fully-executed Amended and Restated Secured Term Loan Promissory Note, in the form attached to this Amendment as Exhibit A (the “Amended Note”);

(c)           Lender shall have received a fully-executed Warrant, in the form attached hereto as Exhibit C;

(d)           Lender shall have received certified resolutions of Borrower’s board of directors evidencing approval of (i) this Amendment, the Amended Note and the transactions evidenced by the Loan Documents amended thereby, and (ii) the Warrant and the transactions evidenced thereby;

(e)           Lender shall have received certified copies of the Certificate of Incorporation and Bylaws of Borrower, as amended through the First Amendment Date, or a certificate of Borrower certifying that the Certificate of Incorporation and Bylaws of Borrower have not been amended, modified or supplemented since the Closing Date;

(f)           Lender shall have received a certificate of good standing for Borrower from its state of incorporation and similar certificate from all other jurisdictions in which it does business and where failure to be qualified would have a Material Adverse Effect;

(g)           Borrower shall have paid to Lender, for the account of Lender, the First Amendment Commitment Fee and the First Amendment Facility Charge; and

(h)           Lender shall have received payment for all fees and expenses incurred by Lender in connection with this Amendment and the Equity Documents, including, but not limited to, all reasonable legal fees and expenses, which fees and expenses shall not exceed $12,500.00 without the prior consent of Borrower.

4.           Representations and Warranties.  The Borrower hereby represents and warrants to Lender as follows:

(a)           Representations and Warranties in the Loan Agreement.  The representations and warranties of Borrower set forth in Section 5 of the Loan Agreement are true and correct in all material respects on and as of the First Amendment Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date.

(b)           Ratification, Etc.  Except as expressly amended or waived hereby, the Loan Agreement, the other Loan Documents and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Loan Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Loan Documents to the Loan Agreement or any other Loan Document shall hereafter refer to the Loan Agreement or any other Loan Document as amended hereby.

(c)           Authority, Etc.  The execution and delivery by Borrower of this Amendment, the Amended Note and the Warrant, and the performance by Borrower of all of its agreements and obligations under the Loan Agreement and the other Loan Documents as amended hereby are within the corporate authority of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower.  The execution and delivery by Borrower of this Amendment, the Amended Note and the Warrant do not and will not require any registration with, consent or approval of, or notice to any Person (including any governmental authority).

(d)           Enforceability of Obligations.  This Amendment, the Amended Note,  the Warrant, the Loan Agreement and the other Loan Documents, as amended hereby, constitute the legal, valid and binding obligations enforceable against Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(e)           No Default.  (i) No fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default, and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

(f)           Event of Default.  By its signature below, Borrower hereby agrees that it shall constitute an Event of Default if any representation or warranty made herein should be false or misleading in any material respect when made.

5.           Reaffirmations.  Except as expressly provided in this Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect.  Nothing contained in this Amendment shall in any way prejudice, impair or effect any rights or remedies of Lender under the Loan Agreement and the other Loan Documents.  Except as specifically amended hereby, Borrower hereby ratifies, confirms, and reaffirms all covenants contained in the Loan Agreement and the other Loan Documents.

6.           Execution in Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.

7.           Miscellaneous.

(a)           THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

(b)           The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

(c)           This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(d)           Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

(e)           Borrower warrants and represents that Borrower has consulted with independent legal counsel of Borrower’s selection in connection with this Amendment and is not relying on any representations or warranties of Lender or its counsel in entering into this Amendment.

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IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this Amendment as of the day and year first above written.

BORROWER: ADMA BIOLOGICS, INC.

Signature:	/s/ Adam Grossman

Print Name:	Adam Grossman

Title:	President and Chief Executive Officer

ADMA PLASMA BIOLOGICS, INC.

Signature:	/s/ Adam Grossman

Print Name:	Adam Grossman

Title:	President and Chief Executive Officer

ADMA BIO CENTERS GEORGIA INC.

Signature:	/s/ Adam Grossman

Print Name:	Adam Grossman

Title:	President and Chief Executive Officer

Accepted in Palo Alto, California:

LENDER: HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation

By:	/s/ Ben Bang

Name:	Ben Bang

Its:	Senior Counsel

Signature Page to First Amendment to Loan and Security Agreement